Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Bailey Corporation
- --------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

       Delaware                                           13-3229215
- --------------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

   700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire    03874
- --------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

LETTER AGREEMENTS BETWEEN  THE REGISTRANT AND  CERTAIN INDIVIDUALS DATED OCTOBER
 6, 1995 (63 SEPARATE EMPLOYEE BENEFIT PLANS)
LETTER AGREEMENT BETWEEN THE REGISTRANT AND ROBERT DUTEAU DATED NOVEMBER 14,1995 LETTER AGREEMENT BETWEEN THE REGISTRANT AND JON SCHOPF DATED NOVEMBER 23, 1995 LETTER AGREEMENT BETWEEN THE REGISTRANT AND ANTHONY A. MARTINO DATED JANUARY 12, 1996
                            (Full title of the plans)

                                Roger R. Phillips
                      President and Chief Executive Officer
                               Bailey Corporation
                        700 Lafayette Road, P.O. Box 307
                          Seabrook, New Hampshire 03874
                                 (603) 474-3011
- --------------------------------------------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                           David A. Broadwin, Esquire
                               Foley, Hoag & Eliot
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
- --------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                     Proposed
Title of                          Proposed           Maximum
Securities        Amount          Maximum            Aggregate      Amount of
to be             to be           Offering Price     Offering       Registration
Registered        Registered      Per Share          Price          Fee
- --------------------------------------------------------------------------------
Common Stock      536,600         $4.76 (2)          $2,554,216 (2) $881 (2)
(par value $0.10) shares(1)
- --------------------------------------------------------------------------------
(1) Represents shares issuable upon exercise of stock options granted to certain employees of and consultants to the Registrant pursuant to the
         above  listed  letter  agreements   between  the  Registrant  and  such
         employees and consultants.

(2) Calculated pursuant to Rule 457(h) based on the exercise price of such options outstanding at June 20, 1996.






                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT





ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended July 30, 1995, File No. 1-9411;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended October 29, 1995, File No. 1-9411;

         (c) the Company's Quarterly Report on Form 10-Q for the quarter ended January 28, 1996, file No. 1-9411;

         (d) the Company's Quarterly Report on Form 10-Q for the quarter ended April 28, 1996, file No. 1-9411;

         (e)   the  Company's   Current  Report  on  Form  8-K  filed  with  the
Commission on June 20, 1996;

         (f)   the  Company's   Current  Report  on  Form  8-K  filed  with  the
Commission on October 2, 1995;

         (g) the Company's Registration Statement on Form 8-A filed with the Commission on October 2, 1995, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on June 20, 1996; and

         (h) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated February 5, 1987, filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that any person made a party, or threatened to be made a party, to any threatened, pending or completed action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and expenses (including attorney's fees) reasonably incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in the case of derivative actions, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses; and in the case of non-derivative actions, to any criminal proceeding in which the director, officer, employee or agent had reasonable cause to believe his conduct was unlawful.

         Article Ninth, Section 1 of the Registrant's Amended Certificate of Incorporation in effect provides that the Registrant shall indemnify each person whom it has the power to indemnify under Section 145 of the Delaware General Corporation Law to the fullest extent permitted by said section.

         Article Ninth, Section 2 of the Registrant's Amended Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware Corporation Law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Registrant or to its stockholders; (ii) for acts or omissions not


                                      II-2





in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit and (iv) liability under Section 174 of the Delaware Corporation Law relating to certain unlawful dividends and stock purchases and redemptions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

 5.1          Opinion of Counsel

23.1          Consent of Independent Accountants

23.2          Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS.

           1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           2.   The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



                                      II-3





                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its


                                      II-4





counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      II-5





                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seabrook, New Hampshire, on this 20th day of June, 1996.

                                              BAILEY CORPORATION


                                              By:/s/Roger R. Phillips
                                                ------------------------------
                                                 Roger R. Phillips
                                                 President and Chief Executive
                                                   Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roger R. Phillips, Leonard J. Heilman and David A. Broadwin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
- ---------                     -----                         ----

/s/Roger R. Phillips          Chairman of the               June 20, 1996
- --------------------            Board, President,
Roger R. Phillips               Chief Executive
                                Officer and
                                Secretary (Principal
                                Executive Officer)



                                      II-6






/s/Leonard J. Heilman       Executive Vice President      June 20, 1996
- ---------------------         Finance and Administra-
Leonard J. Heilman            tion, Treasurer and
                              Assistant Secretary
                              (Principal Financial
                              and Accounting Officer)



/s/E. Gordon Young          Director                      June 20, 1996
- ----------------------
E. Gordon Young



/s/Louis T. Enos            Director                      June 20, 1996
- ----------------------
Louis T. Enos



/s/Allan B. Freedman        Director                      June 20, 1996
- ----------------------
Allan B. Freedman



/s/John G. Owens            Director                      June 20, 1996
- ----------------------
John G. Owens



/s/William A. Taylor        Director                      June 20, 1996
- ----------------------
William A. Taylor



                                      II-7




                                  EXHIBIT INDEX

Exhibit
  No.             Description                                               Page
  ---             -----------                                               ----
 5.1              Opinion of Counsel

23.1              Consent of Independent Accountants

23.2              Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page)